UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 28, 2011

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190
333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2011, Exelon Generation Company, LLC (Generation), a wholly owned subsidiary of Exelon, entered into a Purchase Agreement, under which Generation agreed to purchase Antelope Valley Solar Ranch One, a 230-megawatt (MW) solar photovoltaic (PV) project under development in northern Los Angeles County, Calif., from First Solar, which developed and will build and operate the project. Construction has started, with the first portion of the site expected to come online in late 2012 and full operation planned for late 2013.

Exelon expects the investment of up to $1.36 billion to be accretive to earnings beginning in 2013 and to be accretive to free cash flow starting in 2013. Exelon expects to invest up to $713 million in the project through 2013. The U.S. Department of Energy’s Loan Programs Office finalized a loan guarantee of up to $646 million to support project financing for Antelope Valley Solar Ranch One. Advances under the loan are contingent on the satisfaction of various conditions. Finalization of the acquisition is contingent on initial funding of the loan. No regulatory approvals are needed for the acquisition.

The project has a 25-year power purchase agreement (PPA), approved by the California Public Utilities Commission, with Pacific Gas & Electric for the full output of the plant. The project is expected to have stable earnings and cash flow profiles due to the PPA.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is Exelon’s press release announcing the purchase.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release

* * * * *

This combined Form 8-K is being furnished separately by Exelon and Generation (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2010 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Second Quarter 2011 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. The Registrants do not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION EXELON GENERATION COMPANY, LLC

/s/ Matthew F. Hilzinger
Matthew F. Hilzinger
Senior Vice President, Chief Financial Officer and Treasurer
Exelon Corporation

September 30, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release